Exhibit 3.2

AMENDED AND RESTATED1

BY-LAWS

OF

COST PLUS, INC.

(a California corporation)

(the “corporation”)

Article I

OFFICES

Section 1.1 Principal Office. The principal office for the transaction of the business of the corporation shall be located at 200 4th Street, Oakland, State of California. The Board of Directors of the corporation (the “Board” or the “Board of Directors”) is hereby granted full power and authority to change said principal office to another location within or without the State of California.

Section 1.2 Other Offices. One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

Article II

DIRECTORS

Section 2.1 Exercise of Corporate Powers. Except as otherwise provided by the Articles of Incorporation of the corporation or by the laws of the State of California now or hereafter in force, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation as permitted by law provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without limiting the foregoing, in addition to any other action required by law, by the Articles of Incorporation or by these By-Laws, approval by the Board of Directors or a duly established committee of the Board shall be required for any of the following corporate actions:

(a) the election and removal of the Chairman (if any), the President, the Chief Financial Officer, or any other executive officer of the corporation or any significant subsidiary (as

[1]	As of June 23, 2011

such term is defined in Regulation S-X promulgated under the Securities Act of 1933, as amended) of the corporation, the compensation of any of them, and the prescription of such powers and duties for them as are not inconsistent with the Articles of Incorporation, these By-Laws or applicable law;

(b) lease of any real property on terms which exceed parameters approved by the Board;

(c) ceasing of operations at any of the business locations of the corporation and any writeoff for any such location in excess of $250,000;

(d) sale, exchange, mortgage, pledge or other disposition or encumbrance by the corporation of any real property or any other assets of the corporation having a net book or fair market value in excess of $1,000,000 other than sales of inventory in the ordinary course of business;

(e) settlement of any claim involving a payment or forbearance, or any writeoff, by the corporation in excess of $500,000 not included in the annual capital expenditure budgets for the corporation;

(f) appointment of auditors for the corporation and any significant change in the accounting principles or tax elections applicable to the corporation which are not mandated by generally accepted accounting principles or applicable law; and

(g) any contract or other transaction between the corporation and one or more of its directors or officers or any entity in which one or more of its directors or officers has a material financial interest.

Section 2.2 Number. The number of directors of the corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be nine (9) until changed, within the limits specified above, by a bylaw amending this Section 2.2, duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

Section 2.3 Need not Be Shareholders. The directors of the corporation need not be shareholders of the corporation.

Section 2.4 Compensation. Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 2.5 Election and Term of Office. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting, provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.

Section 2.6 Vacancies. A vacancy or vacancies in the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders) or otherwise. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the shareholders in accordance with the California General Corporation Law. The shareholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. Any director may resign effective upon giving written notice, including by electronic transmission that satisfies the requirements of the California General Corporation Law, to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 2.7 Removal. (a) Any and all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors, except that no director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

(b) Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director’s term of office.

Section 2.8 Approval of Loans. The corporation may, upon the approval of the Board of Directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the corporation or of its parent, if any, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that: (i) the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation; (ii) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the California General Corporation Law) on the date of approval by the Board of Directors; and (iii) the approval of the Board of Directors is by a vote sufficient without counting the vote of any interested director or directors. Notwithstanding the foregoing, the corporation’s ability to make loans to its officers shall be subject to all other limitations and requirements set forth in the California General Corporation Law and the Sarbanes-Oxley Act of 2002.

Article III

OFFICERS

Section 3.1 Election and Qualifications. The officers of this corporation shall consist of a Chief Executive Officer and/or a President, a Chief Financial Officer and a Secretary who shall be chosen by the Board of Directors and such other officers, including a Chairman of the Board, one or more Vice Presidents, an Assistant Treasurer, an Assistant Secretary and a Controller, as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the Chief Executive Officer and/or the President, the Chief Financial Officer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon such officer by the By-Laws or the Board of Directors.

Section 3.2 Inability to Act. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

Section 3.3 Term of Office and Compensation. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

Section 3.4 Removal and Vacancies. Any officer of the corporation may be removed, either with or without cause, at the pleasure of the Board of Directors at any meeting. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

Article IV

CHAIRMAN OF THE BOARD

Section 4.1 Powers and Duties. The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors, and to call meetings of the shareholders and of the Board of Directors to be held within the limitations prescribed by law or by these By-Laws, at such times and at such places as the Chairman of the Board shall deem proper. The Chairman of the Board shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

Article V

CHIEF EXECUTIVE OFFICER

Section 5.1 Powers and Duties. The Chief Executive Officer shall be the general manager and chief executive officer of the corporation, subject to the oversight of the Board of Directors, and as such shall preside at all meetings of shareholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the Board of Directors.

Article VI

PRESIDENT

Section 6.1 Powers and Duties. The President shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the Chief Executive Officer or by the Board of Directors.

Section 6.2 President pro tem. If neither the Chairman of the Board, the Chief Executive Officer, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting. If neither the Chief Executive Officer, the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen to preside at such meeting.

Article VII

VICE PRESIDENT

Section 7.1 Powers and Duties. In case of the absence, disability or death of the Chief Executive Officer, the President or Vice President, or one of the Vice Presidents, as determined by the Board shall exercise all the powers and perform all the duties of the Chief Executive Officer. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors or the Chief Executive Officer.

Article VIII

SECRETARY

Section 8.1 Powers and Duties. The powers and duties of the Secretary are:

(a) To keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

(b) To keep the seal of the corporation and to affix the same to all instruments which may require it.

(c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 15.4 hereof.

(f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone, in case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the Chief Executive Officer, the President or a Vice President, or by any

person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

(g) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors or the Chief Executive Officer.

Article IX

CHIEF FINANCIAL OFFICER

Section 9.1 Powers and Duties. The powers and duties of the Chief Financial Officer are:

(a) To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the Chief Financial Officer’s discretion, to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors.

(c) To receive or cause to be received, and to give or cause to be given receipts and acquittances for moneys paid in for the account of the corporation.

(d) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(e) To render to the Chief Executive Officer, the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

(f) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and as may be required by the Board of Directors or the Chief Executive Officer.

Article X

TREASURER

Section 10.1 Powers and Duties. The Treasurer shall have such powers and duties as from time to time may be prescribed by the Board of Directors, the Chief Executive Officer or Chief Financial Officer, including custody of and responsibility for all money and investments.

Article XI

CONTROLLER

Section 11.1 Powers and Duties. The Controller, if there be one, shall have the power and duty to keep and maintain adequate and correct accounts of the corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings and shares, and to render to the Chief Financial Officer, the President, the Chief Executive Officer and the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation. The Controller shall generally have the power to do and perform all such other duties as pertain to the office of Controller and as may be required by the Board of Directors, the Chief Executive Officer or Chief Financial Officer.

Article XII

COMMITTEES OF THE BOARD

Section 12.1 Appointments and Procedure. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board, designate members of any committee, and designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

Section 12.2 Powers. Any committee appointed by the Board of Directors, to the extent provided in the resolution of the Board or in these By-Laws, shall have all the authority of the Board except with respect to:

(a) the approval of any action for which the California General Corporation Law or the Articles of Incorporation or these By-Laws requires the approval or vote of the shareholders;

(b) the filling of vacancies on the Board or on any committee;

(c) the fixing of compensation of the directors for serving on the Board or on any committee;

(d) the amendment or repeal of By-Laws or the adoption of new By-Laws;

(e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board; and

(g) the appointment of other committees of the Board or the members thereof.

Section 12.3 Executive Committee. In the event that the Board of Directors appoints an Executive Committee, such Executive Committee, in all cases in which specific directions to the contrary shall not have been given by the Board of Directors, shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (except as provided in Section 12.2 hereof) in such manner as the Executive Committee may deem best for the interests of the corporation.

Article XIII

MEETINGS OF SHAREHOLDERS

Section 13.1 Place of Meetings. Meetings (whether regular, special or adjourned) of the shareholders of the corporation shall be held at the principal office for the transaction of business as specified in accordance with Section 1.1 hereof, or any place within or without the State which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by the Board of Directors.

Section 13.2 Time of Annual Meetings. The annual meeting of the shareholders shall be held at the hour of 9:00 o’clock in the morning on the fourth Thursday in June in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or such other time or date as may be set by the Board of Directors.

Section 13.3 Special Meetings. (a) Special meetings of the shareholders, may be called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the holders of shares entitled to cast not less than 10% of the vote at the meeting.

(b) If a special meeting is called by any person or persons other than the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, then the request shall be in writing, specifying the time of such meeting and (i) the information required pursuant to Section 13.3(c) of these By-Laws (in the case of business proposed to be brought before the meeting by a shareholder) or (ii) the information required pursuant to Section 13.17(c) of these By-Laws (in the case of the election of directors), as applicable. Such request shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Secretary of the corporation. For business to be properly brought before a special meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these By-Laws and applicable law. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 13.4 and 13.5 of these By-Laws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 13.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

(c) To be in proper written form, the shareholder’s request to the Secretary must set forth as to each matter of business the person intends to bring before the special meeting: (1) a brief description of the business intended to be brought before the special meeting and the reasons for conducting such business at the special meeting, (2) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined in Section 13.17(a)(ii) of these By-Laws), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, (5) any material interest of the shareholder or a Shareholder Associated Person in such business, and (6) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date.

(d) Business proposed to be brought by a shareholder may not be brought before the special meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the special meeting shall, if the facts warrant, determine and declare at the special meeting that business was not properly brought before the special meeting and in accordance with the provisions of this Section 13.3, and, if the chairperson should so determine, he or she shall so declare at the special meeting that any such business not properly brought before the special meeting shall not be conducted.

Section 13.4 Notice of Meetings. (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 nor more than 60 days before the day of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholder, but subject to the provisions of subdivision (b) any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

(b) Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, on any of the matters listed below shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:

(1) a proposal to approve a contract or other transaction between a corporation and one or more of its directors, or between a corporation and any corporation, firm or association in which one or more directors has a material financial interest;

(2) a proposal to amend the Articles of Incorporation;

(3) a proposal regarding a reorganization, merger or consolidation involving this corporation;

(4) a proposal to wind up and dissolve the corporation; and

(5) a proposal to adopt a plan of distribution of the shares, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the Articles of Incorporation.

Section 13.5 Delivery of Notice. Notice of shareholders’ meeting or any report shall be given either personally or by mail or other means of communication as provided in Section 601 of the California General Corporation Law, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of communication as provided in Section 601 of the California General Corporation Law. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

If any notice or report addressed to the shareholders at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

Section 13.6 Adjourned Meetings. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at such meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at such meeting. When a shareholders’ meeting is adjourned to another time or place, unless the By-Laws otherwise require and except as provided in this section, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 13.7 Consent to Shareholders’ Meeting. The transactions at any meeting of shareholders, either annual or special, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs or otherwise provides a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, unless otherwise provided in the Articles of Incorporation or By-Laws, except as provided in subdivision (b) of Section 13.4.

Section 13.8 Quorum. (a) The presence in person or by proxy of the persons entitled to vote the majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. Except as otherwise expressly required by statute, the Articles of Incorporation and these By-Laws, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders.

(b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of the number of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum, or such greater percentage vote, or by voting by class, as may be required by the Articles of Incorporation or the California General Corporation Law.

Section 13.9 Actions without Meeting. (a) Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that, subject to the provisions of Section 2.6, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

(b) Unless the consents of all shareholders entitled to vote have been solicited in writing,

(1) notice of any shareholder approval on matters described in subparagraphs (1), (3) or (5) of subdivision (b) of Section 13.4 or respecting indemnification of agents of the corporation without a meeting by less than unanimous written consent shall be given at least 10 days before the consummation of the action authorized by such approval, and

(2) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote but who have not consented in writing; the provisions of Section 13.5 shall apply to such notice.

Section 13.10 Revocation of Consent. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 13.11 Voting Rights. Except as provided in Section 13.13 or in the Articles of Incorporation or in any statute relating to the election of directors or to other particular matters, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

Section 13.12 Determination of Holders of Record. (a) In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

(b) In the absence of any record date set by the Board of Directors pursuant to subdivision (a) above, then:

(1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

(3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date of the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

(d) Shareholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or these By-Laws or by agreement or applicable law.

Section 13.13 Election of Directors. (a) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

(b) Election for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins or unless the By-Laws so requires.

Section 13.14 Proxies. (a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. A proxy may be executed by written authorization signed, or by electronic transmission authorized, by the shareholder or the shareholder’s attorney in fact, giving the proxyholder(s) the power to vote the shareholder’s shares. A proxy shall be deemed signed if the shareholder’s name or other authorization is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the shareholder or the shareholder’s attorney in fact. A proxy may also be transmitted orally by telephone if submitted with information from which it may be determined that the proxy was authorized by the shareholder or the shareholder’s attorney in fact. Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of California shall be presumptively valid.

(b) No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

(c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

Section 13.15 Chairman and Secretary of Meeting. The Chief Executive Officer, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, any Vice President, shall call the meeting of the shareholders to order, and shall act as chairman of the meeting. In the absence of the Chief Executive Officer, the President and all the Vice Presidents, the shareholders of the corporation shall appoint a chairman at the meeting. The Secretary of the corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer shall appoint any person to act as such secretary of the meeting.

Section 13.16 Inspectors of Election. (a) In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

(b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

(c) The inspectors of election shall perform their duties, impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 13.17 Advance Notice Procedures.

(a) Advance Notice of Shareholder Business at Annual Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials (or any supplement thereto) with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by a shareholder of the corporation who (1) is a shareholder of record at the time of the giving of the notice provided for in these By-Laws and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 13.17(a). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these By-Laws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(i) To comply with clause (C) of the preceding paragraph, a shareholder’s notice must set forth all information required under this Section 13.17(a) and must be timely received by the Secretary of the corporation. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the shareholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section 13.17(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(ii) To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, (5) any material interest of the shareholder or a Shareholder Associated Person in such business, and (6) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the Secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 13.17, a “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(iii) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 13.17(a) and, if applicable, Section 13.17(b). In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 13.17(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these By-Laws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 13.17(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election to the Board of Directors of the corporation shall be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or (B) by a shareholder of the corporation who (1) was a shareholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 13.17(b). In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

(i) To comply with clause (B) of Section 13.17(b) above, a nomination to be made by a shareholder must set forth all information required under this Section 13.17(b) and must be received by the Secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 13.17(a)(i) above.

(ii) To be in proper written form, such shareholder’s notice to the Secretary must set forth:

(1) as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee,

(D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation the nominee will owe a fiduciary duty under California law with respect to the corporation and its shareholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2) as to such shareholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 13.17(a)(ii) above, and the supplement referenced in the second sentence of Section 13.17(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such shareholder or Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such shareholder or Shareholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii) At the request of the Board of Directors, any person nominated by a shareholder for election as a director must furnish to the Secretary of the corporation (1) that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required for the corporation to determine the eligibility of such proposed nominee to serve as an independent director or committee member of the corporation under applicable law, including the rules and regulations of any stock exchange on which the corporation’s stock is listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 13.17(b).

(iv) Without exception, no person nominated by a shareholder shall be eligible for election or re-election as a director of the corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 13.17(b). In addition, a nominee nominated by a shareholder shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) Advance Notice of Director Nominations for Special Meetings.

(i) For a special meeting of shareholders at which directors are to be elected, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any shareholder of the corporation who (A) is a shareholder of record at the time of the giving of the notice of the meeting provided for in these By-Laws and on the record date for the determination of shareholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the Secretary of the corporation that includes the information set forth in Section 13.17(b)(ii) and Section 13.17(b)(iii) above. Such nomination must be received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the later of the 60th day prior to the proposed date for such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such nomination shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Secretary of the corporation. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a shareholder in accordance with the notice procedures set forth in this Section 13.17(c). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(ii) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these By-Laws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d) Other Requirements and Rights. In addition to the foregoing provisions of this Section 13.17, a shareholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.17; provided, however, that any reference in this Section 13.17 to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to business or nominations to be brought by a shareholder pursuant to this Section 13.17. Notwithstanding the foregoing provisions of this Section 13.17 a shareholder must comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to business such shareholder intends to bring before the annual meeting that involves a proposal that such shareholder requests to be included in the corporation’s proxy statement for an annual meeting, including the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 13.17 shall be deemed to affect (1) any right of the corporation to omit a shareholder proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act or (2) any right of a shareholder to request inclusion of shareholder proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

Article XIV

MEETINGS OF DIRECTORS

Section 14.1 Place of Meetings. Unless otherwise specified in the notice thereof, meetings (whether regular, special or adjourned) of the Board of Directors of this corporation shall be held at the principal office of the corporation for the transaction of business, as specified in accordance with Section 1.1 hereof, which is hereby designated as an office for such purpose in accordance with the laws of the State of California, or at any other place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.

Section 14.2 Regular Meetings. Regular meetings of the Board of Directors, of which no notice need be given except as required by the laws of the State of California, shall be held after the adjournment of each annual meeting of the shareholders (which meeting shall be designated the Regular Annual Meeting) and at such other times as may be designated from time to time by resolution of the Board of Directors.

Section 14.3 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the Chief Executive Officer or the President or by any Vice President or the Secretary or by any two or more of the directors.

Section 14.4 Notice of Meetings. Except in the case of regular meetings, notice of which has been dispensed with, the meetings of the Board of Directors shall be held upon four days’ notice by mail or 48 hours’ notice delivered personally or by telephone, telegraph or other electronic or wireless means. Any oral notice given personally or by telephone may be communicated to either the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Except as set forth in Section 14.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 14.5 Quorum. A majority of the authorized number of directors constitutes a Quorum of the Board for the transaction of business. Except as otherwise expressly required by statute, the Articles of Incorporation or these By-Laws and every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 14.6 Adjourned Meeting. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 14.7 Waiver of Notice and Consent. (a) Notice of a meeting need not be given to any director who provides a waiver of notice in writing, including by electronic transmission that satisfies the requirements of the California General Corporation Law, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

(b) The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 14.8 Action Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action, including by electronic transmission that satisfies the requirements of the California General Corporation Law. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 14.9 Remote Participation in Meetings. Members of the Board may participate in a meeting through use of conference telephone, video screen communication or similar communications equipment, so long as all members participating in such meeting can hear one another. Any meeting may be held by electronic mail or other electronic transmission, and participation in such meeting shall constitute presence at such meeting, so long as (i) each director participating in the meeting can communicate with all of the others concurrently; (ii) each director is provided with the means of participating in all matters before the Board, including the capacity to propose or object to a specific action proposed to be taken by the corporation. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

Section 14.10 Meetings of Committees. The provisions of this Article apply also to committees of the Board and action by such committees.

Article XV

SUNDRY PROVISIONS

Section 15.1 Instruments in Writing. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.

Section 15.2 Fiscal Year. The fiscal year of this corporation shall end on the Saturday nearest to the last day of January of each year.

Section 15.3 Shares Held by the Corporation. Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the Chief Executive Officer, the President or by any other officer of this corporation authorized so to do by resolution of the Board of Directors.

Section 15.4 Issuance and Recordation of Stock. (a) Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

(b) Notwithstanding subsection (a) above, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on certificates required under Sections 417, 418, and 1302 of the California General Corporation Law, and as may be required by the commissioner in administering the California Corporate Securities Law of 1968, which system (1) has been approved by the United States Securities and Exchange Commission, (2) is authorized in any statute of the United States, or (3) is in accordance with Division 8 (commencing with Section 8101) of the California Commercial Code. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.

Section 15.5 Lost Certificates. The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 15.6 Certification and Inspection of By-Laws. The corporation shall keep at its principal executive office in this State, or if its principal executive office is not in this State at its principal business office in this State, the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this State and the corporation has no principal business office in this State, it shall upon the written request of any shareholder furnish to such shareholder a copy of the By-Laws as amended to date.

Section 15.7 Notices. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving wire the notice has reason to believe will promptly communicate it to the recipient.

Section 15.8 Reports to Shareholders. Except as may otherwise be required by law, the rendition of an annual report to the shareholders is waived so long as there are less than 100 holders of record of the shares of the corporation (determined as provided in Section 605 of the California General Corporation Law). At such time or times, if any, that the corporation has 100 or more holders of record of its shares, the Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law. Unless otherwise provided by the Articles of Incorporation or By-Laws and if approved by the Board of Directors, the annual report and any accompanying material sent pursuant to this Section 15.8 may be sent by electronic transmission by the corporation pursuant to Section 20 of the California General Corporation Law.

Section 15.9 Indemnification of Officers, Directors, Employees and Other Agents. (a) The corporation shall, to the fullest extent permissible under, and in the manner permitted by, California law, indemnify each of its directors and officers against “Expenses” (as defined in Section 317(a) of the California General Corporation Law), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any “Proceeding” (as defined in Section 317(a) of the California General Corporation Law), arising by reason of the fact that such person is or was an Agent (as defined in Section 317(a) of the California General Corporation Law) of the corporation. For purposes of this Section 15.9, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

(b) The corporation shall have the power, to the fullest extent permissible under, and in the manner permitted by, California law, to indemnify each of its employees and other Agents against Expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any Proceeding, arising by reason of the fact that such person is or was an employee or Agent of the corporation. For purposes of this Section 15.9, an “employee” or “Agent” of the corporation includes any person (i) who is or was an employee or Agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or Agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or Agent of the corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

(c) Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required or permitted pursuant to this Section 15.9 shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 15.9.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Section 15.9 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this By-Law and other relevant provisions of the California General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Section 15.9 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part or (ii) no disposition of such claim is made within 90 days of request therefor. The claimant in such enforcement action (an “Action”), if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any Action that a claimant has not met the standard of conduct which make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed, provided that such defense shall not be available for an Action brought to enforce a claim for the advancement of expenses pursuant to subdivision (d) above if the claimant has tendered the required undertaking to the corporation. It shall not be a defense to an Action, nor shall it create a presumption that the claimant has not met the applicable standard of conduct, that the corporation (including its Board of Directors, independent counsel or shareholders) has failed, prior to the commencement of the Action, to have made a determination that the indemnification of the claimant is proper in the circumstances, or that the corporation (including its Board of Directors, independent counsel or shareholders) has actually determined that the claimant has not met the applicable standard of conduct.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Section 15.9 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or other Agents respecting indemnification and advances, to the fullest extent permitted by the California General Corporation Law.

(f) No indemnification or advance shall be made under this Section 15.9, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(i) That it would be inconsistent with a provision of the Articles of Incorporation, these By-Laws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(ii) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(g) Survival of Rights. The rights conferred on any person by this Section 15.9 shall continue as to a person who has ceased to be a director, officer, employee or other Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h) Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 15.9.

(i) Repeal or Modification. Any repeal or modification of this Section 15.9 shall not adversely affect any rights under this Section 15.9 of any director, officer or other Agent of the corporation relating to acts or omissions occurring prior to such repeal or modification.

(j) Saving Clause. If this Section 15.9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer, any may nevertheless indemnify any employee or other Agent, to the full extent permitted by any applicable portion of this Section 15.9 that shall not have been invalidated, or by any other applicable law.

(k) If the California General Corporation Law is hereafter amended to provide for further indemnification of Agents of the corporation, then the Corporation shall be authorized to indemnify such Agents to the fullest extent permissible under the California General Corporation Law as so amended.

Article XVI

CONSTRUCTION OF BY-LAWS WITH

REFERENCE TO PROVISIONS OF LAW

Section 16.1 Definitions. Unless defined otherwise in these By-Laws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

Section 16.2 By-Law Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

Section 16.3 By-Law Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in Section 16.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

Article XVII

ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

Section 17.1 By Shareholders. Except as otherwise expressly required by statute, the Articles of Incorporation or these By-Laws, By-Laws may be adopted, amended or repealed by the approval of the affirmative vote of a majority of the outstanding shares of the corporation entitled to vote.

Section 17.2 By the Board of Directors. Except as otherwise expressly required by statute, the Articles of Incorporation or these By-Laws and subject to the right of shareholders to adopt, amend or repeal By-Laws, By-Laws other than a By-Law or amendment thereof changing the authorized number of directors (except to fix the authorized number of directors pursuant to a By-Law providing for a variable number of directors) may be adopted, amended or repealed by the Board of Directors.